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                                                                 EXHIBIT 23.2(a)


INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of AEI Resources, Inc. on Form S-4 of our report dated February 5, 1998 relating to the consolidated financial statements of Zeigler Coal Holding Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.


                                        /s/ Deloitte & Touche LLP

St. Louis, Missouri
February 12, 1999